Exhibit 10-I
SECOND AMENDMENT
OF
DONALDSON COMPANY, INC.
DEFERRED COMPENSATION AND 401(k) EXCESS PLAN
(2020 Restatement)
WHEREAS, Donaldson Company, Inc., a Delaware corporation (the “Principal Sponsor”) has heretofore established and maintains a non-qualified, unfunded supplemental deferred compensation plan for the benefit of a select group of highly compensated employees known as the “DONALDSON COMPANY, INC. DEFERRED COMPENSATION AND 401(k) EXCESS PLAN,” which, in its most recent amended and restated form, is embodied in a document entitled “DONALDSON COMPANY, INC. DEFERRED COMPENSATION AND 401(k) EXCESS PLAN (2020 Restatement),” as amended (collectively, the “Plan Statement”).
WHEREAS, The Principal Sponsor has reserved to itself the power to make further amendments of the Plan Statement.
NOW, THEREFORE, The Plan Statement is hereby amended as follows:
1.LIMIT ON DEFERRALS. Effective January 1, 2024, Section 4.1 of the Plan Statement shall be amended to read in full as follows:
4.1.    Minimum/Maximum Deferrals. For each Plan Year, an Eligible Employee under Section 2.15(a) may elect to defer remuneration in the following minimum and up to the following maximum amounts for each deferral elected:

Cash Compensation	Deferral Amount
Base Salary	1% - 75%
Performance Cash	1% - 90%

Equity Compensation	Deferral Amount
Performance Shares	1% - 90%
If, prior to the beginning of a Plan Year, an Eligible Employee has made an election for less than the stated minimum amounts, or if no election is made, the amount deferred shall be zero. Notwithstanding the foregoing, with respect to an Eligible Employee who first becomes a Participant after the first day of a Plan Year, the maximum deferral shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a deferral election to the Committee for acceptance.

2.CLARIFICATION ON EVERGREEN ELECTIONS. Effective for purposes of clarifying Section 4.2(c), Section 4.2(c) of the Plan Statement shall be amended to read in full as follows:

(c)    Performance-Based Compensation. Notwithstanding the foregoing requirements as to the timing of deferral elections with respect to Base Salary, an irrevocable deferral election pertaining to Performance Cash or Performance Shares which qualify as “performance-based compensation” may be made by timely delivering an election form to the Committee, in accordance with the terms of the Plan, no later than six months before the end of the applicable performance period, provided that such compensation is not yet readily ascertainable. “Performance-based compensation” shall be compensation based on services performed over a period of at least twelve (12) months, in accordance with section 409A of the Code and related guidance. (For this purpose, restricted stock does not qualify as “performance-based compensation” unless subject to a performance-based vesting condition or as otherwise qualified under section 409A of the Code and related guidance.) The deferral election for the preceding performance period, if any, shall not automatically carry over and continue in effect for subsequent performance period; rather, an affirmative election for each period shall be required.

3.ANNUAL COMPANY CREDITS. Effective for purposes of clarifying the making of Company credits, Section 4.5(b) of the Plan Statement shall be amended to read in full as follows:
(b)    Profit Sharing Credits. The Board may, in its sole discretion, cause the Account of an Eligible Employee to be credited with Profit Sharing Credits for a Plan Year. Such Profit Sharing Credits shall not exceed the amount necessary to make up for the lost share, if any, of profit sharing or other non-elective contributions under Section 3.4 or Section 3.7 of the 401(k)-ESOP Plan attributable to the Eligible Employee’s Base Salary and Performance Cash deferrals under this Plan and the annual compensation limit then in effect under Code section 401(a)(17). The Profit Sharing Credit, if any, shall be credited to the Participant’s Annual Account for the applicable Plan Year as soon as administratively practicable after the amount can determined for the applicable Plan Year.

4.SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.

Dated: ____________________, 2023	DONALDSON COMPANY, INC. By: Its: